EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS
2018 FOURTH QUARTER FINANCIAL RESULTS

•	Net income of $44.1 million for 2018

•	Adjusted Leverage Ratio 4.61x at December 31, 2018

•	Financial Guidance for 2019

KILGORE, Texas, February 13, 2019 (GLOBE NEWSWIRE) - Martin Midstream Partners L.P. (Nasdaq:MMLP) (the “Partnership”) announced today its financial results for the three months and year ended December 31, 2018.

Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership said, “Looking back at 2018, the Partnership deployed two strategic initiatives undertaken specifically to strengthen its balance sheet, reduce leverage and improve its distribution coverage ratio. In the second quarter, we announced the first initiative - the sale of our partnership interest in the West Texas LPG Pipeline Limited Partnership (“WTLPG”). The transaction closed on July 31, 2018 and the net proceeds of approximately $193.7 million were used to reduce outstanding borrowings under the revolving credit facility, lowering our adjusted leverage ratio from 5.46 times to 4.61 times at June 30, 2018 and December 31, 2018, respectively. We announced the second initiative in conjunction with our third quarter earnings release and on January 1, 2019, we closed the acquisition of Martin Transport, Inc. (“MTI”) for $135.0 million. MTI is expected to contribute approximately $23.6 million and $14.7 million of EBITDA and distributable cash flow, respectively, to the Partnership in 2019, contributing to an estimated distribution coverage of 1.1 times at December 31, 2019.

“With these strategic initiatives in position, we entered the fourth quarter of 2018 with optimism, as historically this quarter has been strong for our Natural Gas Services segment. During this quarter, our butane optimization business begins its cyclical upswing as demand for butane increases with refineries entering the winter gasoline-blending season. Though fundamentals remained constant in this cycle, we did not envision nor did we foresee the unprecedented, in terms of speed, drop in commodity prices that occurred from mid-October through December. Although our carrying cost of refinery grade butane inventory at the end of the third quarter was well positioned, this dramatic pricing collapse in the fourth quarter resulted in a $13.5 million shortfall when compared to revised guidance for the butane optimization business. This shortfall was slightly offset by modest outperformance in the remaining Natural Gas Services businesses, resulting in an overall shortfall of $12.7 million for the year compared to revised guidance.

“In our Terminalling and Storage segment results were slightly below revised fourth quarter and full year guidance estimates, primarily attributable to lower throughput volumes at our shore-based terminals, reduced lube margins, and unscheduled repairs and maintenance in our specialty terminals. For the full year 2018, the Terminalling and Storage segment missed revised guidance by approximately $1.2 million.

“Our Sulfur Services segment was also slightly below fourth quarter revised guidance as the fertilizer business experienced reduced sales volumes due to weather conditions in South Texas, which were slightly offset by an increase in sulfur storage and transportation volumes. For the full year 2018, the Sulfur Services segment shortfall to revised guidance was approximately $0.7 million.

“The Marine Transportation segment finished slightly above revised guidance expectations for both fourth quarter and full year 2018. During the quarter, we benefitted from improved day rates and strong fleet utilization, which resulted in the Marine Transportation segment exceeding 2018 revised full year guidance by approximately $0.5 million.

“In total, the Partnership generated a Net Loss and Adjusted EBITDA of $0.9 million and $26.9 million, respectively, for the fourth quarter and Net Income and Adjusted EBITDA of $44.1 million and $126.9 million (which includes distributions from WTLPG of $3.2 million), respectively, for full year 2018. Based on th is performance, the Partnership’s distributable cash flow was approximately $9.4 million for the quarter and approximately $54.3 million for full year 2018, resulting in a distribution coverage ratio of 0.69 times, well below our targeted distribution coverage ratio of 1.25 times or greater.

“As we enter 2019, management remains committed to initiating strategies that reduce leverage and increase our distribution coverage ratio. The Partnership expects to generate annual distributable cash flow of $85.6 million in 2019, resulting in a distribution coverage ratio of approximately 1.1 times, as stated earlier. We estimate Net Income and Adjusted EBITDA to be $43.6 million and $159.5 million, respectively, for 2019, with the strongest quarters, due to the cyclical nature of our fertilizer and butane optimization businesses, being the first and fourth. Management’s expectation is that the majority of the Partnership estimated adjusted EBITDA will be generated by fee-based services, with margin activities contributing approximately 38% of the total adjusted EBITDA estimate. We are forecasting maintenance capital expenditures for 2019 to be between $20.0 million and $23.0 million, which includes a turnaround at the refinery of approximately $3.5 million.

“To conclude, Martin Midstream Partners remains a well-built company with strategically located assets integrated throughout the refinery services value chain. Although 2018 proved to be a difficult year due to the speed of the commodity price collapse in the fourth quarter, the strategic positioning that occurred during the last half of 2018 will strengthen the company in 2019 and forward. Further, we are actively pursuing strategic initiatives that will significantly reduce our leverage and narrow our focus to operating assets that serve the refinery services industry.”

The Partnership had a net loss from continuing operations for the fourth quarter 2018 of $0.9 million, a loss of $0.04 per limited partner unit. The Partnership had net income from continuing operations for the fourth quarter 2017 of $17.1 million, or $0.47 per limited partner unit. The Partnership's adjusted EBITDA from continuing operations for the fourth quarter 2018 was $26.9 million compared to adjusted EBITDA from continuing operations for the fourth quarter 2017 of $48.1 million.

The Partnership had a net loss from continuing operations for the year ended December 31, 2018 of $7.6 million, a loss of $0.19 per limited partner unit. Net income from continuing operations for the year ended December 31, 2017 was $13.0 million, or $0.33 per limited partner unit. The Partnership's adjusted EBITDA from continuing operations for the year ended December 31, 2018 was $123.7 million compared to adjusted EBITDA for the year ended December 31, 2017 of $151.0 million.

The Partnership's distributable cash flow from continuing operations for the fourth quarter of 2018 was $9.4 million compared to distributable cash flow from continuing operations for the fourth quarter of 2017 of $30.1 million.

The Partnership's distributable cash flow from continuing operations for the year ended December 31, 2018 was $51.0 million compared to distributable cash flow from continuing operations for the year ended December 31, 2017 of $85.9 million.

Revenues for the fourth quarter of 2018 were $252.8 million compared to $305.7 million for the fourth quarter of 2017. Revenues for the year ended December 31, 2018 were $972.7 million compared to $946.1 million for the year ended December 31, 2017.

As discussed above, on July 31, 2018, the Partnership divested of its 20 percent non-operating interest in WTLPG. The Partnership recorded a gain on the disposition of $48.6 million. The Partnership has presented the results of operations and cash flows relating to its investment in WTLPG as discontinued operations for the years ended December 31, 2018 and 2017.

The Partnership had net income from discontinued operations for the three months ended December 31, 2018 of $0.0 million, or $0.00 per limited partner unit. The Partnership had net income from discontinued operations for the three months ended December 31, 2017 of $1.7 million, or $0.04 per limited partner unit.

The Partnership had net income from discontinued operations for the year ended December 31, 2018 of $51.7 million, or $1.30 per limited partner unit. The Partnership had net income from discontinued operations for the year ended December 31, 2017 of $4.1 million, or $0.11 per limited partner unit.

Distributable cash flow and adjusted EBITDA from discontinued operations were $0.0 million for the three months ended December 31, 2018. Distributable cash flow and adjusted EBITDA from discontinued operations were $1.2 million for the three months ended December 31, 2017.

Distributable cash flow and adjusted EBITDA from discontinued operations were $3.3 million for the year ended December 31, 2018. Distributable cash flow and adjusted EBITDA from discontinued operations were $5.2 million for the year ended December 31, 2017.

Distributable cash flow, EBITDA and adjusted EBITDA are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included below a table entitled "Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow" in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

Included with this press release are the Partnership's consolidated financial statements as of and for the year ended December 31, 2018 and certain prior periods. These financial statements should be read in conjunction with the information contained in the Partnership's Annual Report on Form 10-K, to be filed with the SEC on February 19, 2019.

An attachment accompanying this announcement is included as an exhibit to this Form 8-K as Exhibit 99.2.

2019 Guidance

The Partnership will discuss 2019 guidance during the investors’ conference call scheduled for Thursday, February 14, 2019 at 8:00 a.m. Details of the conference call are below. A presentation to accompany this discussion is included as an exhibit to this Form 8-K as Exhibit 99.3.

Investors' Conference Call

An investors conference call to review the fourth quarter results and 2019 guidance will be held on Thursday, February 14, 2019 at 8:00 a.m. Central Time. The live conference call will be available by calling (877) 878-2695.  For a limited time, an audio replay of the conference call will be available by calling (855) 859-2056. The conference ID is 4780178. An archive of the replay will be on Martin Midstream Partners’ website at www.MMLP.com.

About Martin Midstream Partners

The Partnership is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business segments include: (1) natural gas services, including liquids transportation and distribution services and natural gas storage; (2) terminalling, storage and packaging services for petroleum products and by-products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) land and marine transportation services for petroleum products and by-products.

Forward-Looking Statements

Statements about the Partnership's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Partnership's control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Information

The Partnership's management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) to analyze its performance. These include: (1) net income before interest expense, income tax expense, and depreciation and amortization (“EBITDA”), (2) adjusted EBITDA and (3) distributable cash flow. The Partnership's management views these measures as important performance measures of core profitability for its operations and the ability to generate and distribute cash flow, and as key components of its internal financial reporting. The Partnership's management believes investors benefit from having access to the same financial measures that management uses.

EBITDA and Adjusted EBITDA. Certain items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets. The Partnership has included information concerning EBITDA and adjusted EBITDA because it provides investors and management with additional information to better understand the following: financial performance of the Partnership's assets without regard to financing methods, capital structure or historical cost basis; the Partnership's operating performance and return on capital as compared to those of other similarly situated entities; and the viability of acquisitions and capital expenditure projects. The Partnership's method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other entities. The economic substance behind the Partnership's use of adjusted EBITDA is to measure the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness and make distributions to its unitholders.

Distributable Cash Flow. Distributable cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by the Partnership to the cash distributions it expects to pay unitholders. Distributable cash flow is also an important financial measure for the Partnership's unitholders since it serves as an indicator of the Partnership's success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

EBITDA, adjusted EBITDA and distributable cash flow should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with GAAP. The Partnership's method of computing these measures may not be the same method used to compute similar measures reported by other entities.

Additional information concerning the Partnership is available on the Partnership's website at www.MMLP.com or by contacting:

Sharon Taylor - Head of Investor Relations
(877) 256-6644
ir@mmlp.com

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,
	2018	2017
Assets
Cash	$237	$27
Trade and accrued accounts receivable, less allowance for doubtful accounts of $291 and $314, respectively	79,031	107,242
Product exchange receivables	166	29
Inventories (Note 7)	85,068	97,252
Due from affiliates	18,609	23,668
Fair value of derivatives (Note 13)	4	—
Other current assets	5,275	4,866
Assets held for sale (Note 5)	5,652	9,579
Total current assets	194,042	242,663

Property, plant and equipment, at cost	1,264,730	1,253,065
Accumulated depreciation	(466,381)	(421,137)
Property, plant and equipment, net (Note 8)	798,349	831,928

Goodwill (Note 9)	17,296	17,296
Investment in WTLPG (Note 11)	—	128,810
Intangibles and other assets, net (Note 15)	23,711	32,801
	$1,033,398	$1,253,498
Liabilities and Partners’ Capital
Trade and other accounts payable	$63,157	$92,567
Product exchange payables	13,237	11,751
Due to affiliates	2,459	3,168
Income taxes payable	445	510
Fair value of derivatives (Note 13)	—	72
Other accrued liabilities (Note 15)	22,215	26,340
Total current liabilities	101,513	134,408

Long-term debt, net (Note 16)	656,459	812,632
Other long-term obligations	10,714	8,217
Total liabilities	768,686	955,257
Commitments and contingencies (Note 22)
Partners’ capital (Note 17)	264,712	298,241
Total partners’ capital	264,712	298,241
	$1,033,398	$1,253,498

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 19, 2019.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Year Ended December 31,
	2018	2017	2016
Revenues:
Terminalling and storage *	$96,287	$99,705	$123,132
Marine transportation *	50,370	48,579	58,290
Natural gas storage services *	52,109	58,817	61,133
Sulfur services	11,148	10,952	10,800
Product sales: *
Natural gas services	496,026	473,865	330,200
Sulfur services	121,388	123,732	130,258
Terminalling and storage	145,327	130,466	113,578
	762,741	728,063	574,036
Total revenues	972,655	946,116	827,391

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services *	463,939	421,444	289,516
Sulfur services *	90,418	82,338	87,963
Terminalling and storage *	130,253	116,495	100,714
	684,610	620,277	478,193
Expenses:
Operating expenses *	128,337	140,177	152,325
Selling, general and administrative *	37,677	38,764	34,320
Impairment of long-lived assets	—	2,225	26,953
Impairment of goodwill	—	—	4,145
Depreciation and amortization	76,866	85,195	92,132
Total costs and expenses	927,490	886,638	788,068
Other operating income (loss), net	(379)	523	33,400
Operating income	44,786	60,001	72,723

Other income (expense):
Interest expense, net	(52,037)	(47,743)	(46,100)
Other, net	25	1,101	1,106
Total other income (expense)	(52,012)	(46,642)	(44,994)
Net income before taxes	(7,226)	13,359	27,729
Income tax expense	(369)	(352)	(726)
Income from continuing operations	(7,595)	13,007	27,003
Income from discontinued operations, net of income taxes	51,700	4,128	4,649
Net income	44,105	17,135	31,652
Less general partner's interest in net income	(882)	(343)	(8,419)
Less income allocable to unvested restricted units	(28)	(42)	(90)
Limited partner's interest in net income	$43,195	$16,750	$23,143

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 19, 2019.

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Year Ended December 31,
	2018	2017	2016
Revenues:
Terminalling and storage	$79,219	$82,205	$82,437
Marine transportation	15,442	16,801	21,767
Natural gas services	—	122	699
Product sales	1,407	3,578	3,034
Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	14,816	18,946	22,886
Sulfur services	17,418	15,564	15,339
Terminalling and storage	28,304	17,612	13,838
Expenses:
Operating expenses	55,528	64,344	70,841
Selling, general and administrative	28,246	29,416	25,890

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 19, 2019.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Year Ended December 31,
	2018	2017	2016
Allocation of net income attributable to:
Limited partner interest:
Continuing operations	$(7,438)	$12,715	$19,744
Discontinued operations	50,633	4,035	3,399
	$43,195	$16,750	$23,143
General partner interest:
Continuing operations	$(152)	$260	$7,182
Discontinued operations	1,034	83	1,237
	$882	$343	$8,419

Net income per unit attributable to limited partners:
Basic:
Continuing operations	$(0.19)	$0.33	$0.55
Discontinued operations	1.30	0.11	0.10
	$1.11	$0.44	$0.65

Weighted average limited partner units - basic	38,907	38,102	35,347

Diluted:
Continuing operations	$(0.19)	$0.33	$0.55
Discontinued operations	1.30	0.11	0.10
	$1.11	$0.44	$0.65

Weighted average limited partner units - diluted	38,923	38,165	35,375

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 19, 2019.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF CAPITAL
(Dollars in thousands)

	Partners’ Capital
	Common		General Partner
	Units	Amount	Amount	Total
Balances – December 31, 2015	35,456,612	$380,845	$13,034	$393,879

Net income	—	23,233	8,419	31,652
Issuance of common units, net	—	(29)	—	(29)
Issuance of restricted units	13,800	—	—	—
Forfeiture of restricted units	(2,250)	—	—	—
Cash distributions	—	(104,137)	(14,041)	(118,178)
Reimbursement of excess purchase price over carrying value of acquired assets	—	4,125	—	4,125
Unit-based compensation	—	904	—	904
Purchase of treasury units	(16,100)	(347)	—	(347)
Balances – December 31, 2016	35,452,062	304,594	7,412	312,006

Net income	—	16,792	343	17,135
Issuance of common units, net	2,990,000	51,056	—	51,056
Issuance of restricted units	12,000	—	—	—
Forfeiture of restricted units	(9,250)	—	—	—
General partner contribution	—	—	1,098	1,098
Cash distributions	—	(75,399)	(1,539)	(76,938)
Reimbursement of excess purchase price over carrying value of acquired assets	—	1,125	—	1,125
Excess purchase price over carrying value of acquired assets	—	(7,887)	—	(7,887)
Unit-based compensation	—	650	—	650
Purchase of treasury units	(200)	(4)	—	(4)
Balances – December 31, 2017	38,444,612	290,927	7,314	298,241

Net income	—	43,223	882	44,105
Issuance of common units, net	—	(118)	—	(118)
Issuance of time-based restricted units	315,500	—	—	—
Issuance of performance-based restricted units	317,925	—	—	—
Forfeiture of restricted units	(27,000)	—	—	—
Cash distributions	—	(76,872)	(1,569)	(78,441)
Excess purchase price over carrying value of acquired assets	—	(26)	—	(26)
Unit-based compensation	—	1,224	—	1,224
Purchase of treasury units	(18,800)	(273)	—	(273)
Balances – December 31, 2018	39,032,237	$258,085	$6,627	$264,712

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 19, 2019.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Year Ended December 31,
	2018	2017	2016
Cash flows from operating activities:
Net income	$44,105	$17,135	$31,652
Less: Income from discontinued operations	(51,700)	(4,128)	(4,649)
Net income (loss) from continuing operations	(7,595)	13,007	27,003
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	76,866	85,195	92,132
Amortization and write-off of deferred debt issue costs	3,445	2,897	3,684
Amortization of premium on notes payable	(306)	(306)	(306)
(Gain) loss on disposition or sale of property, plant, and equipment	379	(523)	(33,400)
Impairment of long lived assets	—	2,225	26,953
Impairment of goodwill	—	—	4,145
Derivative (income) loss	(14,024)	1,304	4,133
Net cash (paid) received for commodity derivatives	13,948	(5,136)	(550)
Net cash received for interest rate derivatives	—	—	160
Net premiums received on derivatives that settled during the year on interest rate swaption contracts	—	—	630
Unit-based compensation	1,224	650	904
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	28,440	(26,739)	(6,153)
Product exchange receivables	(137)	178	843
Inventories	11,844	(14,656)	(6,761)
Due from affiliates	5,059	(12,096)	(1,441)
Other current assets	1,178	(1,699)	2,478
Trade and other accounts payable	(27,478)	20,037	3,254
Product exchange payables	1,486	4,391	(5,372)
Due to affiliates	(709)	(5,306)	2,736
Income taxes payable	(65)	(360)	(115)
Other accrued liabilities	(6,415)	(3,187)	686
Change in other non-current assets and liabilities	332	2,416	(12,230)
Net cash provided by continuing operating activities	87,472	62,292	103,413
Net cash provided by discontinued operating activities	3,254	5,214	7,435
Net cash provided by operating activities	90,726	67,506	110,848
Cash flows from investing activities:
Payments for property, plant, and equipment	(37,090)	(39,749)	(40,455)
Acquisitions, net of cash acquired	—	(19,533)	(2,150)
Payments for plant turnaround costs	(1,893)	(1,583)	(2,061)
Proceeds from sale of property, plant, and equipment	9,381	8,377	108,505
Proceeds from repayment of Note receivable - affiliate	—	15,000	—
Net cash provided by (used in) continuing investing activities	(29,602)	(37,488)	63,839
Net cash provided by (used in) discontinued investing activities	177,256	(390)	—
Net cash provided by (used in) investing activities	147,654	(37,878)	63,839
Cash flows from financing activities:
Payments of long-term debt	(557,000)	(339,000)	(386,700)
Proceeds from long-term debt	399,000	341,000	331,700
Net proceeds from issuance of common units	(118)	51,056	(29)
General partner contributions	—	1,098	—
Excess purchase price over carrying value of acquired assets	(26)	(7,887)	—
Reimbursement of excess purchase price over carrying value of acquired assets	—	1,125	4,125
Purchase of treasury units	(273)	(4)	(347)
Payments of debt issuance costs	(1,312)	(66)	(5,274)
Cash distributions paid	(78,441)	(76,938)	(118,178)
Net cash used in financing activities	(238,170)	(29,616)	(174,703)

Net increase (decrease) in cash	210	12	(16)
Cash at beginning of year	27	15	31
Cash at end of year	$237	$27	$15

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 19, 2019.

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Twelve Months Ended December 31, 2018 and 2017

	Year Ended December 31,		Variance	Percent Change
	2018	2017
	(In thousands)
Revenues:
Services	$102,514	$105,703	$(3,189)	(3)%
Products	145,326	130,466	14,860	11%
Total revenues	247,840	236,169	11,671	5%

Cost of products sold	132,384	118,832	13,552	11%
Operating expenses	54,129	63,191	(9,062)	(14)%
Selling, general and administrative expenses	5,327	5,832	(505)	(9)%
Impairment of long-lived assets	—	600	(600)	(100)%
Depreciation and amortization	39,508	45,160	(5,652)	(13)%
	16,492	2,554	13,938	546%
Other operating income, net	1,328	751	577	77%
Operating income	$17,820	$3,305	$14,515	439%

Lubricant sales volumes (gallons)	24,016	21,897	2,119	10%
Shore-based throughput volumes (guaranteed minimum) (gallons)	80,000	144,998	(64,998)	(45)%
Smackover refinery throughput volumes (guaranteed minimum BBL per day)	6,500	6,500	—	—%

Comparative Results of Operations for the Twelve Months Ended December 31, 2017 and 2016

	Year Ended December 31,		Variance	Percent Change
	2017	2016
	(In thousands)
Revenues:
Services	$105,703	$128,783	$(23,080)	(18)%
Products	130,466	113,580	16,886	15%
Total revenues	236,169	242,363	(6,194)	(3)%

Cost of products sold	118,832	102,883	15,949	16%
Operating expenses	63,191	65,292	(2,101)	(3)%
Selling, general and administrative expenses	5,832	4,677	1,155	25%
Impairment of long-lived assets	600	15,252	(14,652)	(96)%
Depreciation and amortization	45,160	45,484	(324)	(1)%
	2,554	8,775	(6,221)	(71)%
Other operating income, net	751	35,368	(34,617)	(98)%
Operating income	$3,305	$44,143	$(40,838)	(93)%

Lubricant sales volumes (gallons)	21,897	17,995	3,902	22%
Shore-based throughput volumes (guaranteed minimum) (gallons)	144,998	200,000	(55,002)	(28)%
Smackover refinery throughput volumes (guaranteed minimum BBL per day)	6,500	6,500	—	—%
Corpus Christi crude terminal (barrels per day)	—	66,167	(66,167)	(100)%

Natural Gas Services Segment

Comparative Results of Operations for the Twelve Months Ended December 31, 2018 and 2017

	Year Ended December 31,		Variance	Percent Change
	2018	2017
	(In thousands)
Revenues:
Services	$52,109	$58,817	$(6,708)	(11)%
Products	496,026	474,091	21,935	5%
Total revenues	548,135	532,908	15,227	3%

Cost of products sold	467,571	425,073	42,498	10%
Operating expenses	24,065	22,347	1,718	8%
Selling, general and administrative expenses	9,063	11,106	(2,043)	(18)%
Depreciation and amortization	21,283	24,916	(3,633)	(15)%
	26,153	49,466	(23,313)	(47)%
Other operating loss, net	(1,215)	(89)	(1,126)	(1,265)%
Operating income	$24,938	$49,377	$(24,439)	(49)%

NGLs Volumes (barrels)	10,223	10,487	(264)	(3)%

Comparative Results of Operations for the Twelve Months Ended December 31, 2017 and 2016

	Year Ended December 31,		Variance	Percent Change
	2017	2016
	(In thousands)
Revenues:
Services	$58,817	$61,133	$(2,316)	(4)%
Products	474,091	330,200	143,891	44%
Total revenues	532,908	391,333	141,575	36%

Cost of products sold	425,073	292,573	132,500	45%
Operating expenses	22,347	23,152	(805)	(3)%
Selling, general and administrative expenses	11,106	8,970	2,136	24%
Depreciation and amortization	24,916	28,081	(3,165)	(11)%
	49,466	38,557	10,909	28%
Other operating loss, net	(89)	(110)	21	19%
Operating income	$49,377	$38,447	$10,930	28%

NGLs Volumes (barrels)	10,487	9,532	955	10%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Sulfur Services Segment

Comparative Results of Operations for the Twelve Months Ended December 31, 2018 and 2017

	Year Ended December 31,		Variance	Percent Change
	2018	2017
	(In thousands)
Revenues:
Services	$11,148	$10,952	$196	2%
Products	121,388	123,732	(2,344)	(2)%
Total revenues	132,536	134,684	(2,148)	(2)%

Cost of products sold	90,780	82,760	8,020	10%
Operating expenses	11,618	13,783	(2,165)	(16)%
Selling, general and administrative expenses	4,326	4,136	190	5%
Depreciation and amortization	8,485	8,117	368	5%
	17,327	25,888	(8,561)	(33)%
Other operating loss, net	(111)	(26)	(85)	(327)%
Operating income	$17,216	$25,862	$(8,646)	(33)%

Sulfur (long tons)	688.0	807.0	(119.0)	(15)%
Fertilizer (long tons)	277.0	276.0	1.0	—%
Sulfur services volumes (long tons)	965.0	1,083.0	(118.0)	(11)%

Comparative Results of Operations for the Twelve Months Ended December 31, 2017 and 2016

	Year Ended December 31,		Variance	Percent Change
	2017	2016
	(In thousands)
Revenues:
Services	$10,952	$10,800	$152	1%
Products	123,732	130,258	(6,526)	(5)%
Total revenues	134,684	141,058	(6,374)	(5)%

Cost of products sold	82,760	88,325	(5,565)	(6)%
Operating expenses	13,783	13,771	12	—%
Selling, general and administrative expenses	4,136	3,861	275	7%
Depreciation and amortization	8,117	7,995	122	2%
	25,888	27,106	(1,218)	(4)%
Other operating loss, net	(26)	(291)	265	91%
Operating income	$25,862	$26,815	$(953)	(4)%

Sulfur (long tons)	807.0	797.0	10.0	1%
Fertilizer (long tons)	276.0	262.0	14.0	5%
Sulfur services volumes (long tons)	1,083.0	1,059.0	24.0	2%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Marine Transportation Segment

Comparative Results of Operations for the Twelve Months Ended December 31, 2018 and 2017

	Year Ended December 31,		Variance	Percent Change
	2018	2017
	(In thousands)
Revenues	$52,830	$51,915	$915	2%
Operating expenses	41,086	44,028	(2,942)	(7)%
Selling, general and administrative expenses	1,060	358	702	196%
Impairment of long-lived assets	—	1,625	(1,625)	(100)%
Depreciation and amortization	7,590	7,002	588	8%
	3,094	(1,098)	4,192	382%
Other operating loss, net	(381)	(113)	(268)	(237)%
Operating income (loss)	$2,713	$(1,211)	$3,924	324%

Comparative Results of Operations for the Twelve Months Ended December 31, 2017 and 2016

	Year Ended December 31,		Variance	Percent Change
	2017	2016
	(In thousands)
Revenues	$51,915	$61,233	$(9,318)	(15)%
Operating expenses	44,028	53,118	(9,090)	(17)%
Selling, general and administrative expenses	358	18	340	1,889%
Impairment of long lived assets	1,625	11,701	(10,076)	(86)%
Impairment of goodwill	—	4,145	(4,145)	(100)%
Depreciation and amortization	7,002	10,572	(3,570)	(34)%
	(1,098)	(18,321)	17,223	94%
Other operating loss, net	(113)	(1,567)	1,454	93%
Operating loss	$(1,211)	$(19,888)	$18,677	94%

Non-GAAP Financial Measures

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the quarter and years ended December 31, 2018 and 2017, which represents EBITDA, Adjusted EBITDA and Distributable Cash Flow.

Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow

	Three Months Ended		Twelve Months Ended
	2018	2017	2018	2017

Net income	$(913)	$18,849	$44,105	$17,135
Less: Income from discontinued operations, net of income taxes	—	(1,726)	(51,700)	(4,128)
Income (loss) from continuing operations	(913)	17,123	(7,595)	13,007
Adjustments:
Interest expense	12,446	13,066	52,037	47,743
Income tax expense	(3)	51	369	352
Depreciation and amortization	18,024	19,247	76,866	85,195
EBITDA	29,554	49,487	121,677	146,297
Adjustments:
(Gain) loss on sale of property, plant and equipment	(497)	(850)	379	(523)
Impairment of long-lived assets	—	2,225	—	2,225
Unrealized mark-to-market on commodity derivatives	(2,972)	205	(76)	(3,832)
Hurricane damage repair accrual	—	(3,068)	—	657
Asset retirement obligation revision	—	—	—	5,547
Unit-based compensation	352	132	1,224	650
Transaction costs associated with acquisitions	465	—	465	—
Adjusted EBITDA	26,902	48,131	123,669	151,021
Adjustments:
Interest expense	(12,446)	(13,066)	(52,037)	(47,743)
Income tax expense	3	(51)	(369)	(352)
Amortization of deferred debt issuance costs	882	727	3,445	2,897
Amortization of debt premium	(76)	(76)	(306)	(306)
Non-cash mark-to-market on interest rate derivatives	—	—	—	—
Payments for plant turnaround costs	(1,014)	—	(1,893)	(1,583)
Maintenance capital expenditures	(4,886)	(5,586)	(21,505)	(18,080)
Distributable Cash Flow	$9,365	$30,079	$51,004	$85,854

Income from discontinued operations	$—	$1,726	$51,700	$4,128
Adjustments:
Equity in earnings	—	(1,767)	(3,382)	(4,314)
Distributions from unconsolidated entities	—	1,200	3,500	5,400
Gain from disposition of Investment in WTLPG	—	—	(48,564)	—
Adjusted EBITDA and Distributable Cash Flow from Discontinued Operations	$—	$1,159	$3,254	$5,214